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                                                                   EXHIBIT 10.33

                              CONSULTING AGREEMENT


          THIS AGREEMENT is made and entered into as of the 1st day of January, 1998, between Robert T. McNally and CryoLife, Inc., a Florida corporation (the "Company").

                              W I T N E S S E T H:

          WHEREAS, Dr. McNally is a founder and Senior Vice President, Clinical Research of the Company;

          WHEREAS, Dr. McNally has special knowledge and expertise relating to the Company's operations and technology;

          WHEREAS, Dr. McNally desires to retire from full time employment on January 2, 1998; and,

          WHEREAS, the Company desires to engage Dr. McNally and Dr. McNally desires to accept engagement after January 2, 1998 as a part-time consultant in order to maintain the benefit of Dr. McNally's special knowledge and expertise.

          NOW THEREFORE, in consideration of the premises, the promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Duties.

          (a) Engagement. The Company hereby engages Dr. McNally as an independent consultant to assist the Company as assigned by the Company President in (i) evaluating new ideas and concepts for services and products,
(ii) maintaining and improving relationships with regulatory and governmental agencies, (iii) maintaining and improving professional and medical community relationships, (iv) making presentations to professional groups and governmental agencies, (v) providing expert advice or testimony, (vi) facilitating in any transition activities related to Dr. McNally's retirement from the Company's fulltime employ, and (vii) facilitating continuation of the Company's annual "Naugie" awards.

          (b) Scope of Engagement. Dr. McNally accepts the engagement and agrees to make himself available when called upon to provide up to 60 days per year of consulting services to the Company throughout the Term; provided, however, that Dr. McNally may not be required to provide more than five days of service in any one calendar month.

          (c) Liability Limitation. Company agrees not to hold Dr. McNally responsible for any inaccuracies, errors and omissions, however caused, in the information and advice given under this Agreement nor for loss or damage resulting from the use of the information or
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advice so given, except for any information and advice given by Dr. McNally which is known to Dr. McNally to be false.

2. Duration. This Agreement shall commence on 3rd day of January, 1998 and, unless earlier terminated pursuant to Section 5 hereof, shall continue until the 2nd day of January, 2001 (the "Term").

3.       Remuneration.

          (a) Monetary Remuneration. Dr. McNally shall be compensated for all services rendered at the rate of $50,000 per year payable in bi-monthly installments of $2,083.33. Any services performed in excess of 60 days per calendar year must receive prior approval by the Company President and will be reimbursed at a rate of $1,000.00 per day.

          (b) Expense Reimbursement. Subject to such policies as may from time to time be established by the Company, the Company shall pay or reimburse Dr. McNally for all reasonable and necessary expenses actually incurred or paid by Dr. McNally during the Term in the performance of Dr. McNally's duties hereunder, upon submission and approval of expense statements or other supporting information in accordance with the then customary practices of the Company. Air travel in the U.S. will be reimbursed for coach fare. Air travel overseas will be reimbursed for business class.

          (c) Other Remuneration. At the Company's December 1997 Compensation Advisory Committee meeting, the Company accelerated the vesting of options under Dr. McNally's December 15, 1995 Incentive Stock Option Grant (copy attached) by amending the vesting schedule in paragraph 2 thereof to read as follows:

                                                 Cumulative Percentage
                                                 of Option Shares
         Exercise Date                           Exercisable

         First Anniversary of Grant Date               20%
         Second Anniversary of Grant Date              60%
         January 1, 1998                              100%

In consideration of the foregoing acceleration, Dr. McNally agrees to the foregoing amendment and to waive his right to exercise any vested option more than three months after January 2, 1998, his last day of employment with the Company.

4. Independent Contractor. Dr. McNally is engaged hereunder as an independent contractor of the Company and, accordingly, the Company shall not withhold or be responsible for any federal or state income taxes, social security payments or engagement

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taxes with respect to the payment of compensation to Dr. McNally hereunder. As an independent contractor, Dr. McNally shall not have any power or authority to bind the Company to any obligations whatsoever to third parties.

5. Termination. This Agreement may be terminated at any time by the mutual agreement of the parties or by delivery of 30 days written notice from either party to the other party. The provisions of Sections 4, 5, 6, 7, 8, 9, 10 and 11 shall survive any termination or expiration of this Agreement; provided, however, that Section 8 shall not survive a termination on 30 days notice by the Company if the Company's notice fails to identify a breach by Dr. McNally of the terms of this Agreement as a cause for the termination.

6. Notice. Any notice required to be given under the terms of this Agreement may be given by letter, addressed and mailed, with postage paid, to the other party at the address set forth below its signature below or such other address as such party shall notify the other party in writing. Notices may also be delivered by other means.

7.        Proprietary Rights Covenants of Dr. McNally.

          (a) Confidential Material. "Confidential Material", when used herein, means the confidential, proprietary information of the Company which was received, learned, produced or discovered by Dr. McNally during his prior employment by the Company or which is received, learned, produced or discovered by Dr. McNally in the course of his performing his duties under this Agreement. Dr. McNally agrees that all drawings, recordings, notes, tapes, disks, documents, and other media and all copies thereof relating to the Confidential Material shall be and remain the sole and exclusive property of the Company.

          (b) Use Limitations. Dr. McNally agrees to utilize the Confidential Material only for the purposes of the Company and in the manner provided herein and not to disclose any of the Confidential Material to anyone other than Company employees without the prior written consent of the Company's President and then only under circumstances approved in writing by the Company.

          (c) Inventions and Discoveries. Dr. McNally hereby assigns to the Company any and all rights he may have in and to the Confidential Material and agrees to promptly disclose all Confidential Material to the Company. Dr. McNally agrees to execute such further documents and instruments as the Company may reasonably request in order to further evidence the transfer contemplated hereunder. All inventions and designs relating to the Confidential Material and the benefit of all patents obtainable with respect thereto shall be included in the foregoing transfer and thereby belong to Company.


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          (d) Return of Information. Upon request, and in any event upon termination or expiration of this Agreement, Dr. McNally shall promptly deliver or destroy all Confidential Material in his possession or under his control, without retaining any copies or excerpts thereof.

          (e) Exclusions to Confidential Material. Confidential Material shall not include information which (i) is or becomes generally available to the public other than as a result of any improper action of Dr. McNally, (ii) is known from a source independent of any restrictions imposed by the Company, or becomes known to Dr. McNally from such a source, (iii) is reasonably demonstrated to have been known to or hereafter developed by Dr. McNally independently of any disclosure of Confidential Material by the Company or (iv) is approved for release by the Company's publication review committee.

         (f) Publication Review. Dr. McNally agrees to submit to the Company's publications review committee any articles or writings Dr. McNally proposes to publish relating to the Confidential Material, whether or not the Confidential Material is identified as the Company's in the article, and to permit the committee a reasonable period of time consistent with its general practices to review such material and to require deletions of Confidential Material prior to publication. The review committee shall also be entitled delay publication of any article up to nine months for the convenience of the Company or longer, if necessary, to protect the Company's ability to file for patent protection.

          (g) Disclosure of Conflicting Activities. Dr. McNally agrees to disclose promptly any outside activities or interests that conflict or may conflict with the business of the Company.

8. Exclusivity. Until January 2, 2001, Dr. McNally will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, (i) compete with the Company's business by assisting any other company or individual in the business of developing, producing or marketing any (A) homograft or allograft heart valves, (B) homograft vein or connective tissue, or (C) blood fraction derived adhesives or cross linking agents, or (ii) attempt to hire any employee or agent of the Company or any of its affiliates, assist in such hiring by any other person, encourage any such employee or agent to terminate his or her relationship with the Company or any of its affiliates, or solicit or encourage any customer of the Company or any of its affiliates to terminate its relationship with the Company or any of its affiliates or to conduct with any other person any business or activity which such customer conducts or could conduct with the Company or any of its affiliates. This exclusivity provision shall apply only within the United States, the European Common Market, Argentina or Japan. This exclusivity shall not prohibit Dr. McNally from assisting Kanto Biomedical in producing or marketing any of the products or services identified in subpart (i) of the first sentence of this paragraph provided those products or services are produced or marketed pursuant to a license granted by the Company.


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9.        Rights and Remedies Upon Breach. If Dr. McNally breaches any of provisions of Sections 7 or 8 (collectively, the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

          (a) Specific Performance. Dr. McNally recognizes and agrees that the violation of any of the Restrictive Covenants may not be reasonably or adequately compensated in monetary damages and that, in addition to any other relief to which the Company may be entitled by reason of such violation, the Company shall also be entitled to permanent and temporary injunctive and equitable relief and, pending determination of any dispute with respect to such violation, no bond or security shall be required in connection therewith. Without limiting the generality of the foregoing, Dr. McNally specifically acknowledges that a showing by the Company of any breach of any Restrictive Covenant shall constitute, for the purposes of all judicial determinations on the issue of injunctive relief, conclusive proof of all of the elements necessary to entitle the Company to interim and permanent injunctive relief against Dr. McNally with respect to such breach. Dr. McNally agrees that the Restrictive Covenants shall be enforceable by a decree of specific performance.

          (b) Severability of Covenants. If any of the Restrictive Covenants, or any part thereof, or any of the other provisions of this Section 7, 8 or 9 is held by a court of competent jurisdiction or any other governmental authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the Restrictive Covenants or such other provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such court or authority shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to the Company to the fullest extent permitted by applicable law, the benefits intended by such provisions.

10. Lock-Up Agreement. Dr. McNally has been advised that the Company currently proposes to conduct an underwritten offering of securities during the first half of 1998. Dr. McNally agrees that he will not, directly or indirectly, without the prior written consent of the Company, from the date hereof through May 15, 1998 (the "Lock-Up Period"), offer, sell, contract to sell, pledge, grant any option for the sale of, or otherwise dispose or cause the disposition of, any shares of Company Common Stock, or any securities convertible into or exchangeable or exercisable for any shares of Company Common Stock, owned by the undersigned, whether owned on the date hereof or hereafter acquired (other than the disposal or disposition of any derivative securities upon the exercise of stock options). In addition, Dr. McNally agrees to enter into any lock-up arrangement required by the underwriters of any public offering of securities of the Company conducted during calendar 1998, for a period of up to 120 days from the date of the prospectus utilized in connection with such offering, or for such shorter period as shall be required of the officers and directors of the

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Company. The Company agrees to use its reasonable best efforts to enable Dr.
McNally to sell up to 24,000 shares of Company Common Stock during the Lock-Up Period, either on the open market or through participation in an underwritten public offering of the Company's Common Stock, to the extent that the underwriters thereof allow the participation of selling shareholders and do not object to the inclusion of Dr. McNally.

11. Miscellaneous. This Agreement, and Dr. McNally's rights and obligations hereunder, may not be assigned by Dr. McNally. If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby. This Agreement shall be construed in accordance with the laws of the State of Georgia and contains the entire agreement between the parties with respect to consulting services and supersedes all prior contracts and other agreements, written or oral, with respect thereto; provided, however, that this Agreement shall be in addition to and shall not supersede any agreement, if any exists, between the parties respecting confidentiality, invention rights, proprietary rights, nonsolicitation or noncompetition. This Agreement may be changed only by an agreement in writing. The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by the other party. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and expenses, in addition to any other relief to which such prevailing party may be entitled.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first hereinabove set forth.

CryoLife, Inc.                              Robert T. McNally, Ph.D.

/s/ Steven G. Anderson                      /s/ Robert T. McNally
__________________________                  __________________________________
Steven G. Anderson                          Robert T. McNally, Ph.D.
Chairman, President and CEO                 4693 Karls Gate Drive
1655 Roberts Boulevard, NW                  Marietta, Georgia  30068-2025
Kennesaw, Georgia  30144
(770) 419-3355

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